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                                                              EXHIBIT 23
                                                              FORM 10-K FOR 1993
                                                              FILE NO. 1-6393



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Bell Atlantic - Pennsylvania, Inc. on Form S-3 (File No. 33-50869), Form S-3 (File No. 33-55252) of our report dated February 7, 1994, which includes an explanatory paragraph stating that the Company changed its method of accounting for income taxes and postemployment benefits in 1993 and postretirement benefits other than pensions in 1991, on our audits of the financial statements and financial statement schedules of Bell Atlantic - Pennsylvania, Inc. as of December 31, 1993 and December 31, 1992, and for each of the three years in the period ended December 31, 1993, which report is included in this Annual Report on Form 10-K.





                                      /s/ COOPERS & LYBRAND



2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 29, 1994